Exhibit 99.1

FOR IMMEDIATE RELEASE
April 29, 2015

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP. REPORTS
$0.59 NET INCOME PER COMMON SHARE FOR THE FIRST QUARTER
AND $22.00 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - April 29, 2015 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the quarter ended March 31, 2015 of $29.9 million, or $0.59 per common share, and net book value of $22.00 per common share. Economic return for the period, defined as dividends and change in net book value per common share, was 2.7% for the quarter, or 11.0% on an annualized basis.

FIRST QUARTER 2015 FINANCIAL HIGHLIGHTS

•	$0.59 net income per common share

◦	Includes all unrealized gains and losses on investment and hedging portfolios

•	$0.49 net spread and dollar roll income per common share

◦
Includes $(0.01) estimated dollar roll loss per common share associated with the Company's $0.2 billion average net short position in agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.08) net servicing loss per common share

•	$0.50 dividend per common share

◦	11.1% annualized dividend yield based on March 31, 2015 closing stock price of $17.96 per common share

•	$22.00 net book value per common share as of March 31, 2015

◦	Increased $0.09 per common share, or 0.4%, from $21.91 per common share as of December 31, 2014

•	2.7% economic return on common equity for the quarter, or 11.0% annualized

◦	Comprised of $0.50 dividend per common share and $0.09 increase in net book value per common share

American Capital Mortgage Investment Corp.
April 29, 2015

ADDITIONAL FIRST QUARTER 2015 HIGHLIGHTS

•	$5.8 billion investment portfolio as of March 31, 2015

◦	$4.2 billion agency securities

◦	$0.2 billion net long TBA mortgage position

◦	$1.3 billion non-agency securities

◦	$0.1 billion mortgage servicing rights ("MSR")

•	4.5x "at risk" leverage as of March 31, 2015

◦	4.3x excluding net long TBA mortgage position

•	7.7% agency securities actual CPR for the quarter

◦	8.9% projected life CPR for agency securities as of March 31, 2015

•	2.26% annualized net spread and dollar roll income for the quarter, excluding estimated "catch-up" premium amortization

MANAGEMENT REMARKS

"We are pleased with MTGE’s performance this quarter, as our portfolio generated an economic return of 11% against the backdrop of a very challenging interest rate environment," commented Gary Kain, President and Chief Investment Officer. "Our solid performance this quarter was enhanced by the actions we took late last year to reposition our portfolio toward a more defensive posture by reducing our leverage and interest rate risk."

"Both our agency and non-agency MBS performed well during the first quarter, as we continued our focus on sound asset selection, prudent risk management and an increased focus on prepayment risk," continued Mr. Kain. "We were especially pleased with the strong performance of the GSE credit risk sharing securities during the quarter (and into April), as we have increased our capital allocation to this sector."

"MTGE continues to deliver solid risk-adjusted returns over a wide range of market conditions, a testament to prudent capital allocation and disciplined risk management," commented Malon Wilkus, Chair and Chief Executive Officer. "MTGE’s value proposition is even more compelling when viewed in the context of the historically low interest rate environment and the expected returns available in other fixed income asset classes both in the U.S. and around the world."

INVESTMENT PORTFOLIO

As of March 31, 2015, the Company's investment portfolio included $4.2 billion of agency MBS, $0.2 billion of net long TBA securities, $1.3 billion of non-agency MBS and $0.1 billion of MSR.

As of March 31, 2015, the Company's agency investment portfolio, inclusive of net long TBA, was comprised of $4.3 billion of fixed rate and $0.1 billion of adjustable rate securities.

As of March 31, 2015, the Company's agency fixed rate investments were comprised of $1.6 billion 15 year securities, $0.2 billion 20 year securities, $2.2 billion 30 year securities, $(0.3) billion 15 year net short TBA securities and $0.6 billion 30 year net long TBA securities. As of March 31, 2015, 15 year fixed rate investments represented 30% of the Company's agency investment portfolio, a decrease from 43% as of December 31, 2014, and 30 year fixed rate investments represented 63% of the Company's agency investment portfolio, an increase from 50% as of December 31, 2014.

American Capital Mortgage Investment Corp.
April 29, 2015

As of March 31, 2015, the Company's agency fixed rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.35%, compared to 3.23% as of December 31, 2014, comprised of the following weighted average coupons:

•	3.06% for ≤15 year securities;

•	3.35% for 20 year securities; and

•	3.49% for 30 year securities.

As of March 31, 2015, the Company's $1.3 billion non-agency portfolio was comprised of 38% Alt-A, 16% prime, 15% credit risk transfer, 13% option ARM and 18% subprime securities.

The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations. As of March 31, 2015, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $0.2 billion, with a net carrying value of $4.4 million reported in derivative assets/(liabilities) on the Company's consolidated balance sheets.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the first quarter of 2015 was 7.7%, down from 8.0% during the fourth quarter. The CPR published in April 2015 for the Company's agency portfolio held as of March 31, 2015 was 9.5%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of March 31, 2015 was 8.9%, compared to 8.2% as of December 31, 2014.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $9.0 million, or $0.18 per common share, with no significant impact from "catch-up" premium amortization during the quarter. The weighted average cost basis of the Company's agency securities was 104.9% of par and the unamortized agency net premium was $191.0 million as of March 31, 2015.

NON-AGENCY DISCOUNT ACCRETION

The weighted average cost basis of the Company's non-agency portfolio was 83.1% of par as of March 31, 2015. Accretion income on the non-agency portfolio for the quarter was $9.2 million, or $0.18 per common share. The total net discount remaining was $255.5 million as of March 31, 2015, with $136.5 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

The Company's average annualized net interest rate spread and dollar roll income for the first quarter was 2.25%, consistent with the fourth quarter. Excluding dollar rolls, the Company's average net interest rate spread was 2.19% for the first quarter, up 3 bps from 2.16% for the fourth quarter.

American Capital Mortgage Investment Corp.
April 29, 2015

The Company's average asset yield on its MBS portfolio for the first quarter was 3.15%, compared to 3.18% for the fourth quarter. Excluding the impact of "catch-up" premium amortization expense recognized due to changes in projected CPR estimates, the annualized weighted average yield on the Company's MBS portfolio was 3.16% for the first quarter, compared to 3.31% for the fourth quarter. The Company's asset yield as of March 31, 2015 was 3.26%, up 2 bps from 3.24% as of December 31, 2014.

The Company's average cost of funds was 0.96% for the first quarter (derived from the cost of repurchase agreements and effective interest rate swaps), compared to 1.02% for the fourth quarter. The Company's average cost of funds of 1.02% as of March 31, 2015 was consistent with December 31, 2014.

LEVERAGE AND HEDGING ACTIVITIES

As of March 31, 2015, $5.0 billion of the Company's repurchase agreements were used to fund purchases of agency and non-agency securities, while the remaining $0.5 billion were used to fund purchases of U.S. Treasury securities and are not included in the Company's measurements of leverage. Including TBA securities, the Company's "at risk" leverage ratio was 4.5x as of March 31, 2015 and averaged 4.5x during the first quarter.

The $5.0 billion borrowed under agency and non-agency repurchase agreements as of March 31, 2015 had remaining maturities consisting of:

•	$2.2 billion of one month or less;

•	$1.2 billion between one and two months;

•	$0.6 billion between two and three months;

•	$0.3 billion between three and six months;

•	$0.2 billion between six and nine months; and

•	$0.5 billion greater than twelve months.

As of March 31, 2015, the Company's agency and non-agency repurchase agreements had an average of 183 days remaining to maturity, down from 210 days as of December 31, 2014.

As of March 31, 2015, the Company had repurchase agreements with 32 financial institutions and less than 5% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 21% of the Company's equity at risk.

The Company's interest rate swap positions as of March 31, 2015 totaled $3.4 billion in notional amount, with a weighted average fixed pay rate of 2.14%, a weighted average receive rate of 0.26% and a weighted average maturity of 4.6 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a notional balance of $1.7 billion and an average fixed pay rate of 1.37% as of March 31, 2015. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of March 31, 2015, the Company held payer swaption contracts with a total notional amount of $0.5 billion and a weighted average expiration of 1.2 years. These swaptions have an underlying weighted average interest rate swap term of 7.5 years and a weighted average pay rate of 3.43% as of March 31, 2015.

American Capital Mortgage Investment Corp.
April 29, 2015

In addition to its interest rate swaps and swaptions, the Company held a $0.2 billion net long position in U.S. Treasury securities and futures.
As of March 31, 2015, 67% of the Company's combined repurchase agreement and net TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions, U.S. Treasury securities and futures and total return swaps.

SERVICING

As of March 31, 2015, Residential Credit Solutions, Inc. ("RCS") managed a servicing portfolio of approximately 65,000 residential mortgage loans, representing approximately $13 billion in unpaid principal balances. During the first quarter, the Company recorded $11.8 million in servicing income and $(16.1) million in servicing expense, which included $(2.4) million in realization of cash flows on MSR.

OTHER GAINS (LOSSES), NET

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

During the first quarter, the Company recorded $4.7 million in other gains (losses), net, or $0.09 per common share. Other gains (losses), net, for the quarter are comprised of:

•	$0.9 million of net realized gain on agency securities;

•	$3.2 million of net realized gain on non-agency securities;

•	$41.1 million of net unrealized gain on agency securities;

•	$(0.6) million of net unrealized loss on non-agency securities;

•	$(4.3) million of net realized loss on periodic settlements of interest rate swaps;

•	$17.2 million of net realized gain on other derivatives and securities;

•	$(49.7) million of net unrealized loss on other derivatives and securities; and

•	$(3.2) million of unrealized loss on mortgage servicing rights.

Realized and unrealized net losses on other derivatives and securities during the first quarter include $(52.7) million of net loss on interest rate swaps and swaptions, $9.5 million of net gain on U.S. treasury securities and futures, and $9.3 million of net gain on TBA mortgage positions (including $(0.5) million of dollar roll loss).

ESTIMATED TAXABLE INCOME

REIT taxable income for the first quarter is estimated at $0.52 per common share, or $(0.07) lower than GAAP net income per common share.

The primary differences between GAAP net income and estimated REIT taxable net income are (i) unrealized gains and losses associated with investment securities, interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses, (iii) losses or undistributed income of taxable REIT subsidiaries and (iv) timing differences related to the amortization and accretion of net premiums and discounts paid on investments.

American Capital Mortgage Investment Corp.
April 29, 2015

The Company's estimated taxable income for the first quarter excludes $0.51 per share of estimated net capital gains, which are offset by the Company's capital loss carryforwards from prior periods.

As of March 31, 2015, the Company had approximately $7.1 million of estimated undistributed taxable income ("UTI"), or $0.14 per common share. UTI excludes the Company's remaining unutilized net capital loss carryforwards and net deferred gains from terminated or expired swaps and swaptions. As of March 31, 2015, the Company had estimated remaining unutilized net capital losses of $(119.0) million, or $(2.33) per common share, which may be carried forward and applied against future net capital gains through 2018. Additionally, as of March 31, 2015, the Company had estimated net deferred gains from terminated swaps and swaptions of $54.0 million, or $1.06 per common share, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

FIRST QUARTER 2015 DIVIDEND DECLARATION
On March 19, 2015, the Board of Directors of the Company declared a first quarter dividend on its common stock of $0.50 per share, which was paid on April 27, 2015 to common stockholders of record as of March 31, 2015. Since its August 2011 initial public offering, the Company has declared and paid a total of $443.6 million in common stock dividends, or $10.75 per common share.

On March 19, 2015, the Board of Directors of the Company declared a first quarter dividend on its Series A Preferred Stock of $0.5078125 per share. The dividend was paid on April 15, 2015 to preferred stockholders of record as of April 1, 2015. Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $3.8 million in Series A Preferred Stock dividends, or $1.8224875 per share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
April 29, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(unaudited)	(audited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$4,176,349	$4,384,139	$4,259,763	$4,464,193	$4,953,038
Non-agency securities, at fair value	1,315,152	1,168,834	1,075,867	1,051,140	1,036,180
REIT equity securities, at fair value	—	—	—	11,482	41,344
Treasury securities, at fair value	525,725	758,629	467,201	148,328	121,623
Cash and cash equivalents	184,299	203,431	204,938	200,015	190,599
Restricted cash	111,867	82,144	88,161	92,157	58,487
Interest receivable	15,408	15,249	14,523	14,112	16,045
Derivative assets, at fair value	14,039	28,574	32,948	35,524	41,129
Receivable for securities sold	372,245	26,747	49,131	196,616	4,743
Receivable under reverse repurchase agreements	70,636	214,399	745,443	579,364	766,021
Mortgage servicing rights, at fair value	87,811	93,640	100,314	106,164	38,508
Other assets	52,380	55,466	45,638	63,034	56,216
Total assets	$6,925,911	$7,031,252	$7,083,927	$6,962,129	$7,323,933
Liabilities:
Repurchase agreements	$5,459,058	$5,423,630	$4,921,812	$4,999,178	$5,303,712
Payable for securities purchased	18,702	49,755	98,671	26,341	57,078
Derivative liabilities, at fair value	113,918	75,981	48,742	51,027	14,110
Dividend payable	26,699	34,374	34,359	33,900	33,242
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	91,159	230,136	742,642	580,646	760,676
Accounts payable and other accrued liabilities	35,670	41,407	45,424	53,347	41,050
Total liabilities	5,745,206	5,855,283	5,891,650	5,744,439	6,209,868
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,018	—
Common stock, $0.01 par value; 300,000 shares authorized, 51,165, 51,165, 51,142, 51,142 and 51,142 issued and outstanding, respectively	512	512	511	511	511
Additional paid-in capital	1,198,932	1,198,560	1,198,324	1,197,692	1,197,656
Retained deficit	(71,778)	(76,142)	(59,597)	(33,531)	(84,102)
Total stockholders' equity	1,180,705	1,175,969	1,192,277	1,217,690	1,114,065
Total liabilities and stockholders' equity	$6,925,911	$7,031,252	$7,083,927	$6,962,129	$7,323,933

Net book value per common share	$22.00	$21.91	$22.24	$22.73	$21.78

American Capital Mortgage Investment Corp.
April 29, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Interest income:
Agency securities	$27,894	$25,825	$27,208	$31,459	$34,272
Non-agency securities	16,928	16,488	16,324	15,502	15,968
Other	84	65	114	77	56
Interest expense	(7,454)	(6,823)	(6,407)	(7,256)	(8,145)
Net interest income	37,452	35,555	37,239	39,782	42,151

Servicing:
Servicing income	11,804	11,839	13,081	11,389	9,564
Servicing expense	(16,070)	(16,225)	(16,213)	(14,426)	(14,222)
Net servicing loss	(4,266)	(4,386)	(3,132)	(3,037)	(4,658)

Other gains (losses), net:
Realized gain (loss) on agency securities, net	934	133	685	4,052	(13,133)
Realized gain on non-agency securities, net	3,246	7,285	17,403	12,983	1,409
Realized loss on periodic settlements of interest rate swaps, net	(4,311)	(4,988)	(5,226)	(5,227)	(4,947)
Realized gain (loss) on other derivatives and securities, net	17,242	(23,681)	13,704	11,560	(22,028)
Unrealized gain (loss) on agency securities, net	41,128	60,474	(18,446)	78,336	67,557
Unrealized gain (loss) on non-agency securities, net	(642)	(15,120)	(21,103)	2,018	7,830
Unrealized loss on other derivatives and securities, net	(49,742)	(27,046)	(3,303)	(49,211)	(19,094)
Unrealized loss on mortgage servicing rights	(3,194)	(3,906)	(3,076)	(529)	(100)
Total other gains (losses), net	4,661	(6,849)	(19,362)	53,982	17,494

Expenses:
Management fees	4,508	4,472	4,544	4,377	4,248
General and administrative expenses	1,949	2,137	1,908	1,846	1,830
Total expenses	6,457	6,609	6,452	6,223	6,078

Income before tax	31,390	17,711	8,293	84,504	48,909
Provision for excise and income tax, net	327	(118)	—	207	149
Net income	31,063	17,829	8,293	84,297	48,760
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(484)	—
Net income available to common shareholders	$29,946	$16,712	$7,176	$83,813	$48,760

Net income per basic and diluted common share	$0.59	$0.33	$0.14	$1.64	$0.95

Weighted average number of common shares outstanding - basic	51,165	51,150	51,142	51,142	51,272

American Capital Mortgage Investment Corp.
April 29, 2015

Weighted average number of common shares outstanding - diluted	51,209	51,175	51,158	51,142	51,272

Dividends declared per common share	$0.50	$0.65	$0.65	$0.65	$0.65

American Capital Mortgage Investment Corp.
April 29, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Interest income:
Agency securities	$27,894	$25,825	$27,208	$31,459	$34,272
Non-agency securities and other	17,012	16,553	16,438	15,579	16,024
Interest expense	(7,454)	(6,823)	(6,407)	(7,256)	(8,145)
Net interest income	37,452	35,555	37,239	39,782	42,151
Dividend income from investments in REIT equity securities (2)	—	—	—	732	1,108
Realized loss on periodic settlements of interest rate swaps, net	(4,311)	(4,988)	(5,226)	(5,227)	(4,947)
Adjusted net interest income	33,141	30,567	32,013	35,287	38,312
Operating expenses (3)	(6,457)	(6,609)	(6,452)	(6,223)	(6,078)
Net spread income	26,684	23,958	25,561	29,064	32,234
Dollar roll income (loss)	(521)	9,909	10,364	8,030	(1,824)
Net spread and dollar roll income	26,163	33,867	35,925	37,094	30,410
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(484)	—
Net spread and dollar roll income available to common shareholders	$25,046	$32,750	$34,808	$36,610	$30,410

Weighted average number of common shares outstanding - basic	51,165	51,150	51,142	51,142	51,272
Weighted average number of common shares outstanding - diluted	51,209	51,175	51,158	51,142	51,272

Net spread and dollar roll income per common share – basic and diluted	$0.49	$0.64	$0.68	$0.72	$0.59
Net spread and dollar roll income, excluding “catch up” amortization per common share - basic and diluted	$0.49	$0.67	$0.70	$0.71	$0.62

American Capital Mortgage Investment Corp.
April 29, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net income	$31,063	$17,829	$8,293	$84,297	$48,760
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	(41,128)	(60,474)	18,446	(78,336)	(67,557)
Non-agency securities	642	15,120	21,103	(2,018)	(7,830)
Derivatives and other securities	52,936	30,952	6,379	49,740	19,194
Premium amortization, net	(1,601)	131	(3,778)	(4,232)	(1,722)
Capital losses (gains) in excess of capital gains (losses) (4)	(25,897)	2,269	(37,359)	(34,583)	19,502
Other realized losses, net	6,872	16,986	4,451	5,323	15,912
Taxable REIT subsidiary loss and other	4,594	4,483	3,132	3,244	4,807
Total book to tax difference	(3,582)	9,467	12,374	(60,862)	(17,694)
Estimated taxable income	27,481	27,296	20,667	23,435	31,066
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(484)	—
Estimated taxable income available to common shareholders	$26,364	$26,179	$19,550	$22,951	$31,066

Weighted average number of common shares outstanding - basic	51,165	51,150	51,142	51,142	51,272
Weighted average number of common shares outstanding - diluted	51,209	51,175	51,158	51,142	51,272

Net estimated taxable income per common share – basic and diluted	$0.52	$0.51	$0.38	$0.45	$0.61
Estimated cumulative undistributed REIT taxable income per common share	$0.14	$0.12	$0.26	$0.53	$0.73

Beginning cumulative non-deductible capital losses	$144,897	$142,628	$179,987	$214,570	$195,068
Current period net capital loss (gain)	(25,897)	2,269	(37,359)	(34,583)	19,502
Ending cumulative non-deductible capital losses	$119,000	$144,897	$142,628	$179,987	$214,570
Ending cumulative non-deductible capital losses per common share	$2.33	$2.83	$2.79	$3.52	$4.20

American Capital Mortgage Investment Corp.
April 29, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Ending agency securities, at fair value	$4,176,349	$4,384,139	$4,259,763	$4,464,193	$4,953,038
Ending agency securities, at cost	$4,125,811	$4,374,729	$4,310,828	$4,496,811	$5,063,993
Ending agency securities, at par	$3,934,818	$4,190,407	$4,128,817	$4,301,864	$4,849,295
Average agency securities, at cost	$4,510,733	$4,280,835	$4,323,399	$4,851,241	$5,606,086
Average agency securities, at par	$4,301,833	$4,100,924	$4,138,378	$4,645,002	$5,368,817

Ending non-agency securities, at fair value	$1,315,152	$1,168,834	$1,075,867	$1,051,140	$1,036,180
Ending non-agency securities, at cost	$1,258,083	$1,111,123	$1,003,036	$957,207	$944,264
Ending non-agency securities, at par	$1,513,538	$1,373,652	$1,477,251	$1,490,982	$1,522,954
Average non-agency securities, at cost	$1,177,646	$1,037,091	$987,963	$927,830	$920,213
Average non-agency securities, at par	$1,435,214	$1,348,656	$1,493,252	$1,484,770	$1,510,092

Net TBA portfolio - as of period end, at fair value	$248,285	$271,617	$949,111	$1,167,645	$693,605
Net TBA portfolio - as of period end, at cost	$243,836	$259,985	$951,179	$1,154,708	$693,414
Average net TBA portfolio, at cost	$(163,124)	$1,072,410	$1,095,781	$865,738	$(310,905)

Average total assets, at fair value	$7,115,312	$7,040,096	$6,872,722	$7,205,796	$7,812,035
Average agency and non-agency repurchase agreements	$4,994,683	$4,610,643	$4,524,189	$5,062,594	$5,762,349
Average stockholders' equity (5)	$1,184,951	$1,180,019	$1,200,644	$1,169,456	$1,120,233

Average coupon	3.10%	3.02%	2.93%	2.95%	2.93%
Average asset yield	3.15%	3.18%	3.28%	3.25%	3.08%
Average cost of funds (6)	0.96%	1.02%	1.02%	0.99%	0.92%
Average net interest rate spread	2.19%	2.16%	2.26%	2.26%	2.16%
Average net interest rate spread, including estimated dollar roll income (7)	2.25%	2.24%	2.34%	2.32%	2.19%
Average net spread and dollar roll income, excluding catch-up premium amortization	2.26%	2.35%	2.39%	2.30%	2.29%
Average coupon as of period end	3.11%	3.06%	2.94%	2.93%	2.93%
Average asset yield as of period end	3.26%	3.24%	3.33%	3.33%	3.20%
Average cost of funds as of period end	1.02%	1.02%	1.03%	1.02%	0.97%
Average net interest rate spread as of period end	2.24%	2.22%	2.30%	2.31%	2.23%
Average actual CPR for agency securities held during the period	7.7%	8.0%	8.9%	8.3%	5.7%

American Capital Mortgage Investment Corp.
April 29, 2015

Average projected life CPR for agency securities as of period end	8.9%	8.2%	7.6%	7.5%	8.2%

Leverage - average during the period (8)	4.6x	4.3x	4.2x	4.8x	5.6x
Leverage - average during the period, including net TBA position	4.5x	5.3x	5.2x	5.6x	5.3x
Leverage - as of period end (9)	4.3x	4.4x	4.1x	4.2x	5.1x
Leverage - as of period end, including net TBA position	4.5x	4.6x	4.9x	5.2x	5.8x

Expenses % of average total assets - annualized	0.4%	0.4%	0.4%	0.3%	0.3%
Expenses % of average stockholders' equity - annualized	2.2%	2.2%	2.1%	2.1%	2.2%
Net book value per common share as of period end	$22.00	$21.91	$22.24	$22.73	$21.78
Dividends declared per common share	$0.50	$0.65	$0.65	$0.65	$0.65
Economic return on common equity - annualized	11.0%	5.8%	2.8%	29.4%	17.9%
————————

(1)
Table includes non-GAAP financial measures. Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

(2)	Dividend income from investments in REIT equity securities is included in realized gain (loss) on other derivatives and securities, net on the consolidated statements of operations.

(3)	Excludes servicing expenses related to the Company's investment in RCS.

(4)
The Company's estimated taxable income for the first quarter excludes $0.51 per common share of estimated net capital gains, which are offset by the Company's capital loss carryforwards from prior periods.

(5)	Excluding the Company's investment in RCS, the average stockholder's equity for the first quarter was $1.1 billion.

(6)	Weighted average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(7)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on derivative instruments and other securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency repurchase agreements for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency repurchase agreements and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investment in RCS. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on April 30, 2015 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call.
A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q1 2015 Earnings Presentation link to download and print the presentation in advance of the shareholder call.
An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on April 30, 2015. In addition, there will be a phone recording available one hour after the live call on April 30, 2015 through May 14, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10063171.

American Capital Mortgage Investment Corp.
April 29, 2015

For further information or questions, please contact the Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL, LTD.

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $22 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $86 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $600 million. For further information, please refer to www.americancapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

American Capital Mortgage Investment Corp.
April 29, 2015

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, our results of operations discussed herein include certain non-GAAP financial information, including “adjusted net interest income” (including the periodic interest rate costs of our interest rate swaps reported in gain (loss) on derivatives and other securities, net in our consolidated statements of operations and dividends from REIT equity securities) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and “estimated undistributed taxable income.”  By providing users of our financial information with such measures in addition to the related GAAP measures, we believe it gives users greater transparency into the information used by our management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) the economic costs of financing our investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in our borrowing costs, (ii) in the case of net spread income, our current financial performance without the effects of certain transactions that are not necessarily indicative of our current investment portfolio and operations, and (iii) in the case of estimated taxable income and estimated undistributed taxable income, information that is directly related to the amount of dividends we are required to distribute in order to maintain our REIT qualification status.  However, because such measures are incomplete measures of our financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, our results computed in accordance with GAAP.  In addition, because not all companies use identical calculations, our presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.  Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing our income tax returns, which occurs after the end of our fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.